UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 20, 2014 (March 11, 2014)

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Repaort on Form 8-K of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) dated March 11, 2014, related to the dismissal of KPMG LLP (“KPMG”) upon the completion of the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, and the issuance of KPMG reports thereon. The decision to change the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee and the Board of Directors. The Company filed its Form 10-K for the fiscal period ended December 31, 2013 with the Securities and Exchange Commission on March 17, 2014.

During the two fiscal years ended December 31, 2013 and 2012, and from January 1, 2014 through March 20, 2014, there were no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that as of December 31, 2013, management concluded that there was a material weakness in the Company’s internal control over financial reporting because the Company did not have a control designed to provide for an effective review of the accounting for previously recorded charge-offs, a non-routine matter, related to a matured troubled debt restructured loan.  This control deficiency resulted in a misstatement to the allowance for loan losses in the Company’s third quarter earnings press release issued on October 28, 2013, and allowed for a reasonable possibility that a material misstatement would not have been prevented or detected on a timely basis. The Company filed a Form 8-K on November 12, 2013 updating and correcting the prior earnings press release, and the Company’s Form 10-Q for the third quarter was filed with the corrected items on November 14, 2013.  Although the error was corrected prior to the filing of the Company’s third quarter Form 10-Q, management did not complete its evaluation of the control deficiency until the fourth quarter of 2013.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2013 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to the lack of a control designed to provide for an effective review of the accounting for previously recorded charge-offs, a nonroutine matter, related to a matured troubled debt restructured loan has been identified and included in management’s assessment (Item 9A(b)).

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided KPMG with a copy of this Current Report on Form 8-K/A prior to its filing with the Securities and Exchange Commission (the “SEC”). The Company requested that KPMG furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of KPMG’s letter, dated March 17, 2014, agreeing with the statements made herein is filed as Exhibit 16.1 hereto.

(b)	Engagement of New Independent Registered Public Accounting Firm

Additionally, based on the Audit Committee’s approval, on March 5, 2014, the Company selected Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014. During the fiscal years ended December 31, 2013 and December 31, 2012, and the subsequent interim period through March 5, 2014, the Company has not consulted with Crowe Horwath LLP regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that Crowe Horwath LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in S-K 304(a)(1)(iv) and the related instructions to S-K 304, or a reportable event, as that term is defined in S-K 304(a)(1)(v). The Company has not consulted Crowe Horwath regarding any accounting matter during the two fiscal years ended December 31, 2013 and 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP dated March 20, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: March 20, 2014

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